UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2026

THE CHILDREN’S PLACE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PLCE	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2026, The Children’s Place, Inc. (the “Company”) and certain of its subsidiaries entered into a Shariah compliant, unsecured and subordinated promissory note (the “Third Mithaq Promissory Note”) for $15.0 million in term loans (the “Third Mithaq Term Loan”), as the first advance under the Company’s $40.0 million commitment letter with Mithaq Capital SPC (“Mithaq”), dated as of May 2, 2024 (as amended from time to time, the “Mithaq Credit Facility”). The funds were received by the Company on July 1, 2026, and effective upon the receipt of such funds, the Company’s remaining availability under the Mithaq Credit Facility was permanently reduced to $25.0 million. For more information about the Mithaq Credit Facility, see “Note 6. Debt—Mithaq Commitment Letter” of the consolidated financial statements in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended May 2, 2026.

The Third Mithaq Term Loan matures on April 16, 2031, and will accrue interest at the Secured Overnight Financing Rate for a one month interest period plus 9.00% per annum, with such interest payments to be made monthly to Mithaq in cash but subject to deferment by the Company upon written notice to Mithaq. The Third Mithaq Term Loan is unsecured and guaranteed by each of the Company’s subsidiaries that guarantee (i) the Company’s existing $350.0 million revolving credit facility under its Amended and Restated Credit Agreement dated May 9, 2019 (as amended from time to time, the “Credit Agreement”), with Wells Fargo, National Association (“Wells Fargo”) as the sole lender party thereto, and as Administrative Agent, Collateral Agent and Swing Line Lender, and (ii) the Company’s $100.0 million term loan agreement (the “SLR Loan Agreement”) with SLR Credit Solutions (“SLR”; and collectively with Wells Fargo, the “Senior Agents”) and other affiliated SLR entities as the lenders party thereto, and SLR as Administrative Agent, and Collateral Agent.

In addition, the Third Mithaq Term Loan is subject to the previously-disclosed second amended and restated subordination agreement previously entered into between the Senior Agents and Mithaq, pursuant to which the Third Mithaq Term Loan is also subordinated in payment priority to the obligations of the Company and its subsidiaries under the Credit Agreement and the SLR Loan Agreement, similar to the other unsecured and subordinated promissory notes (“Prior Mithaq Term Loan Notes”) previously entered into between the Company, certain of its subsidiaries and Mithaq. Subject to such subordination terms, the Third Mithaq Term Loan is also prepayable at any time and from time to time without penalty and does not require any mandatory prepayments.

Similar to the Prior Mithaq Term Loan Notes, the Third Mithaq Promissory Note also contains customary affirmative and negative covenants substantially similar to a subset of the covenants set forth in the Credit Agreement, including limits on the ability of the Company and its subsidiaries to incur certain liens, to incur certain indebtedness, to make certain investments, acquisitions, dispositions or restricted payments, or to change the nature of its business.

Similar to the Prior Mithaq Term Loan Notes, the Third Mithaq Promissory Note also contains certain customary events of default, which include (subject in certain cases to customary grace periods), nonpayment of principal, breach of other covenants in the Third Mithaq Promissory Note, inaccuracy in representations or warranties, acceleration of certain other indebtedness (including under the Credit Agreement), certain events of bankruptcy, insolvency or reorganization, and invalidity of any part of the Third Mithaq Promissory Note.

The Company intends to use the net proceeds of the Third Mithaq Term Loan to prepay amounts outstanding under the Company’s revolving credit facility under the Credit Agreement, to reduce a portion of the Company’s accounts payable balances with vendors, and for other general corporate purposes.

As previously reported, Mithaq is a controlling shareholder of the Company, hence Mithaq is a related person with respect to the Third Mithaq Term Loan. Turki Saleh A. AlRajhi, who serves as the Company’s Executive Chairman of the board of directors of the Company (the “Board”), is the Chairman and Chief Executive Officer of Mithaq Holding Company and a Director of Mithaq. Muhammad Asif Seemab, who serves on the Board and, as described in Item 5.02 of this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, as President and Interim Chief Executive Officer of the Company, is a Managing Director of Mithaq Holding Company and serves on the boards of several Mithaq group entities. The Company’s entry into the Third Mithaq Promissory Note was reviewed and approved as a related person transaction in accordance with the Company’s policies.

The foregoing description of the Third Mithaq Promissory Note is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

On July 1, 2026, as described above, the Company and certain of its subsidiaries entered into the Third Mithaq Promissory Note. The Company received the proceeds of the Third Mithaq Term Loan on July 1, 2026.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Appointment of President and Interim Chief Executive Officer

On July 6, 2026 (the “Effective Date”), the Board appointed Muhammad Asif Seemab, who is currently a Board member and Executive Vice Chairman of the Company, as President and Interim Chief Executive Officer of the Company. Mr. Seemab succeeds Muhammad Umair, who effective as of the Effective Date has resigned as President and Chief Executive Officer of the Company, but not as an employee. There are currently ongoing negotiations regarding Mr. Umair taking on a new role with the Company and potential adjustments to his compensation in connection with such change in role, and Mr. Umair will remain as a member of the Board.

Mr. Seemab, age 43, is Managing Director of Mithaq Holding Company. From January 2012 until joining Mithaq Holding Company in January 2019 as Portfolio Manager, Mr. Seemab was an Associate in the Asset Management Group of Mohammed Ibrahim AlSubeaei & Sons Investment Company (MASIC), a family office based in Saudi Arabia that manages public equities, private equity funds, real estate funds and income-producing assets. Before moving to MASIC, he worked for Allied Bank Limited and Punjab Pension Fund in Pakistan. He previously spent four years in the assurance group at Ernst & Young. Mr. Seemab received his Bachelor of Commerce degree from Hailey College of Commerce at the University of Punjab in Lahore, Pakistan and is a Chartered Accountant and an associate member of The Institute of Chartered Accountants of Pakistan. He serves on the board of directors as well as a member of the Audit, Finance and Risk Committee, Governance & Nominating Committee and Human Resources & Compensation Committee of Aimia Inc. (TSX: AIM). He also serves on the boards of several Mithaq group entities.

In light of Mr. Seemab’s position as a Managing Director of Mithaq Holding Company, which is the parent company of Mithaq, the Company’s controlling shareholder, Mr. Seemab’s appointment was reviewed and approved as a related person transaction in accordance with the Company’s policies. There are no family relationships between Mr. Seemab and any director or executive officer of the Company.

In connection with Mr. Seemab’s new appointment, his cash compensation arrangement under his offer letter (the “Seemab Offer Letter”) will remain the same as for his prior position as Executive Vice Chairman of the Company — i.e., Mr. Seemab’s annual cash compensation will remain unchanged at $497,500. Mr. Seemab will continue to participate in the Company’s health and benefits plan. Mr. Seemab will not be eligible for annual and long-term incentive compensation at this time.

Mr. Umair’s resignation was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The foregoing description of the Seemab Offer Letter is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Revised Composition of Certain Committees of the Board

In connection with his appointment as President and Interim Chief Executive Officer, Mr. Seemab has resigned from his positions as the Chair of the Human Capital & Compensation Committee and as a member of the Corporate Responsibility, Sustainability & Governance Committee of the Board. As a result of the foregoing Board composition changes, the Board’s committee leadership and membership has been reconstituted as follows:

Human Capital and Compensation Committee

Turki Saleh A. AlRajhi (Chair)

Hussan Arshad

Rhys Summerton

Corporate Responsibility, Sustainability & Governance Committee

Douglas Edwards (Chair)

Turki Saleh A. AlRajhi

Hussan Arshad

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

	Exhibit 4.1	Unsecured Promissory Note, dated July 1, 2026, among the Company, certain subsidiaries of the Company, and Mithaq Capital SPC.

	Exhibit 10.1	Letter Agreement dated July 7, 2026 between The Children’s Place, Inc. and Muhammad Asif Seemab.

	Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Forward-Looking Statements

This Current Report on Form 8-K contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate,” “believe” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Part I, Item 1A. Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2026. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unable to achieve operating results at levels sufficient to fund and/or finance the Company’s current level of operations and repayment of indebtedness, the risk that changes in trade policy and tariff regimes, including newly imposed U.S. tariffs and any responsive non-U.S. tariffs, may impact the Company’s international manufacturing and operations or customers’ discretionary spending habits, the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risk that changes in the Company’s plans and strategies with respect to pricing, capital allocation, capital structure, investor communications and/or operations may have a negative effect on the Company’s business, the risk that the Company’s strategic initiatives to increase sales and margin, improve operational efficiencies, enhance operating controls, decentralize operational authority and reshape the Company’s culture are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigation brought under securities, consumer protection, employment, and privacy and information security laws and regulations, risks related to the existence of a controlling stockholder, and the uncertainty of weather patterns, as well as other risks discussed in the Company’s filings with the SEC from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2026

THE CHILDREN’S PLACE, INC.

By:	/s/ Kenneth Li
Name:	Kenneth Li
Title:	General Counsel & Corporate Secretary

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